Exhibit 99.1

Intellinetics, Inc. Reports Second Quarter and Six Month Results

Record Quarterly Software as a Service and Overall Revenues;

Revenues Increase 58%; Earnings per share of $0.07

COLUMBUS, OH – (August 16, 2021) – Intellinetics, Inc. (OTCQB: INLX), a cloud-based document solutions provider, announced financial results for the three and six months ended June 30, 2021.

2021 Second Quarter Financial Highlights

●	Total Revenues increased 58% from the same period in 2020.
●	Software as a Service Revenues increased 51% from the same period in 2020.
●	Net Income of $192,447, compared to Net Loss of $282,356 from the same period in 2020.
●	Adjusted EBITDA of $437,509, compared to $59,374 from the same period in 2020.
●	Net income per basic share of $0.07, compared to $(0.10) from the same period in 2020.

2021 Six Month Financial Highlights

●	Total Revenues increased 82% from the same period in 2020.
●	Software as a Service Revenues increased 47% from the same period in 2020.
●	Net Income of $1,035,219, compared to Net Loss of $928,567 from the same period in 2020.
●	Adjusted EBITDA of $793,674, compared to $67,159 from the same period in 2020.

Summary – 2021 Second Quarter Results

Revenues for the three months ended June 30, 2021 were $2,909,646 as compared with $1,836,182 for the same period in 2020. This constituted a record in our quarterly overall revenues as well as a record in our quarterly Software as a Service revenues. The increase in our professional services and storage and retrieval revenues is primarily due to the impact of last year’s COVID-19 stay-at-home on our 2020 revenues. Intellinetics reported a net income of $192,447 for the three months ended June 30, 2021 compared to a net loss of $282,356 for the same period in 2020. The improved net income was the result of improved operating results, driven primarily by our record revenue quarter, as well as no significant transaction costs in 2021. Net income per basic and diluted share was $0.07 and $0.06, respectively, for the three months ended June 30, 2021, compared to net loss per basic and diluted share was ($0.10) for the three months ended June 30, 2020.

Summary – 2021 Six Month Results

Revenues for the six months ended June 30, 2021 were $5,544,865 as compared with $3,049,846 for the same period in 2020. The increase in our professional services and storage and retrieval revenues is primarily due to the inclusion of a full six months of revenues from our Graphic Sciences, Inc. subsidiary acquired in 2020, compared to the same period in 2020 that only included approximately four months of revenues from that business. Intellinetics reported a net income of $1,035,219 for the six months ended June 30, 2021 compared to a net loss of $928,567 for the same period in 2020. The improved net income was the result of improved operating results, no significant transaction costs in 2021, and a gain on extinguishment of debt of $845,083 from the full forgiveness of our PPP loan. Net income per basic and diluted share was $0.37 and $0.33, respectively, for the six months ended June 30, 2021, compared to net loss per basic and diluted share was ($0.46) for the six months ended June 30, 2020.

2021 Other Highlights

●	Cash flow enhanced by $587,120 net cash provided by operating activities for the six months ended June 30, 2021.
●	Invested in new warehouse to support growth of our storage and retrieval services, which increases box storage capacity more than 120%, and began consolidation of warehouses for more logistics efficiency.
●	Expanded K-12 footprint closing 32 new districts in the six months ended June 30, 2021, taking us to about 250 school districts at the time of this release.

James F. DeSocio, President & CEO of Intellinetics, stated, “I am excited to share that our Graphic Sciences subsidiary had a record revenue month in June 2021, which contributed to our consolidated company recording record revenues for the second quarter 2021. Additionally, our Software as a Service revenues continue to grow. In order to continue our momentum, we’ve hired a new marketing director to continue to expand our efforts with SEO and direct marketing lead generation, and we’re investing in increasing our sales team this year.

The results of our integration efforts of the 2020 acquisitions have exceeded my expectations. That said, we still have more opportunity for cross-selling, which we are pursuing. Each sales representative has a cross-selling target and is focused on customer penetration and expansion. We’ve already expanding our production capabilities to meet the growing sales demand. I continue to be bullish for our future.

“We continue to expect, for this fiscal year, to build on the positive Adjusted EBITDA of 2020 and to drive revenue growth.”

About Intellinetics, Inc.

Intellinetics, Inc., located in Columbus, Ohio, is a cloud-based document services software provider. Its IntelliCloud™ suite of solutions serve a mission-critical role for organizations in highly regulated, risk and compliance-intensive markets in Healthcare, K-12, Public Safety, Public Sector, Risk Management, Financial Services and beyond. IntelliCloud solutions make content secure, compliant, and process-ready to drive innovation, efficiencies and growth. Through its Image Technology Group and production scanning department, hundreds of millions of images have been converted from paper to digital, paper to microfilm, and microfiche to microfilm for business and federal, county, and municipal governments. Its operations in Madison Heights, Michigan, also provides its clients with long-term paper and microfilm storage and retrieval options. For additional information, please visit www.intellinetics.com.

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding future business and growth, future revenues, including 2021 revenues and future revenue streams from new and existing customers and from Software as a Service sales, 2021 Adjusted EBITDA, cross-selling opportunities, the ability of our production capabilities to meet growing demand, future cash flow and other synergies associated with our 2020 acquisitions of Graphic Sciences and CEO Imaging and the success of our integration efforts, our other product and service offerings and marketing initiatives mentioned in this release, and in any other industry, market, initiative, service or innovation; cross-selling opportunities for Intellinetics’ future revenues, revenue consistency, growth and long-term value, including trends in revenue growth and mix; growth of software as a service, professional services, and maintenance revenue; market penetration; execution of Intellinetics’ business plan, strategy, direction and focus; and other intentions, beliefs, expectations, representations, projections, plans or strategies regarding future growth, financial results, and other future events are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks associated with the effect of changing economic conditions, the impact of COVID-19 and related governmental actions and orders on customers, suppliers, employees and the economy and our industry, Intellinetics’ ability to execute on its business plan and strategy, customary risks attendant to acquisitions, trends in the products markets, variations in Intellinetics’ cash flow or adequacy of capital resources, market acceptance risks, the success of Intellinetics’ solutions providers, including human services, health care, and education, technical development risks, and other risks, uncertainties and other factors discussed from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including in Intellinetics’ most recent annual report on Form 10-K as well as subsequently filed reports on Form 8-K. Intellinetics cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics on its website at www.intellinetics.com or at www.sec.gov.

CONTACT:

Joe Spain, CFO

Intellinetics, Inc.

614.921.8170 investors@intellinetics.com

Non-GAAP Financial Measure

Intellinetics uses non-GAAP Adjusted EBITDA as a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (GAAP).

A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of our liquidity. Intellinetics urges investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP Net Income/(Loss), which is included in this press release, and not to rely on any single financial measure to evaluate Intellinetics’ financial performance.

We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. We define “Adjusted EBITDA” as earnings before interest expense, any income taxes, depreciation and amortization expense, stock-based compensation, note conversion and note or equity offer warrant or stock expense, gain or loss on debt extinguishment, change in fair value of contingent consideration, and significant transaction costs.

Reconciliation of Net Income/(Loss) to Adjusted EBITDA

	For the Three Months Ended June 30,
	2021	2020
Net income (loss) - GAAP	$192,447	$(282,356)
Interest expense, net	113,271	116,796
Depreciation and amortization	101,432	85,751
Stock-based compensation	23,098	7,110
Significant transaction costs	-	131,073
Change in fair value of earnout liabilities	7,261	-
Adjusted EBITDA	$437,509	$59,374

	For the Six Months Ended June 30,
	2021	2020
Net income (loss) - GAAP	$1,035,219	$(928,567)
Interest expense, net	226,315	407,226
Depreciation and amortization	196,316	114,842
Stock-based compensation	103,696	76,183
Stock and warrant issue expense	-	377,761
Significant transaction costs	-	495,440
Change in fair value of earnout liabilities	77,211	-
Income tax benefit, net	-	(188,300)
Gain on extinguishment of debt	(845,083)	(287,426)
Adjusted EBITDA	$793,674	$67,159

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020

Revenues:
Sale of software	$5,598	$9,674	$15,192	$103,774
Software as a service	376,154	248,693	699,880	474,687
Software maintenance services	335,073	314,111	675,519	575,354
Professional services	1,897,780	1,045,679	3,550,243	1,605,709
Storage and retrieval services	295,041	218,025	604,031	290,322
Total revenues	2,909,646	1,836,182	5,544,865	3,049,846

Cost of revenues:
Sale of software	2,122	5,357	6,359	43,659
Software as a service	91,781	71,281	168,121	143,796
Software maintenance services	22,272	31,569	46,660	78,085
Professional services	861,267	514,036	1,695,505	811,132
Storage and retrieval services	118,137	42,546	209,249	56,537
Total cost of revenues	1,095,579	664,789	2,125,894	1,133,209

Gross profit	1,814,067	1,171,393	3,418,971	1,916,637

Operating expenses:
General and administrative	1,058,061	844,657	2,097,087	1,688,860
Change in fair value of earnout liabilities	7,261	-	77,211	-
Significant transaction costs	-	175,673	-	636,440
Sales and marketing	341,595	229,873	631,906	473,562
Depreciation and amortization	101,432	86,750	196,316	114,842

Total operating expenses	1,508,349	1,336,953	3,002,520	2,913,704

Income (loss) from operations	305,718	(165,560)	416,451	(997,067)

Other income (expense)
Gain on extinguishment of debt	-	-	845,083	287,426
Interest expense, net	(113,271)	(116,796)	(226,315)	(407,226)

Total other income (expense)	(113,271)	(116,796)	618,768	(119,800)

Income (loss) before income taxes	192,447	(282,356)	1,035,219	(1,116,867)

Income tax benefit	-	-	-	188,300

Net income (loss)	$192,447	$(282,356)	$1,035,219	$(928,567)

Basic and diluted net income (loss) per share:	$0.07	$(0.10)	$0.37	$(0.46)
Diluted net income (loss) per share:	$0.06	$(0.10)	$0.33	$(0.46)

Weighted average number of common shares outstanding - basic and diluted	2,823,072	2,810,865	2,822,870	1,998,356
Weighted average number of common shares outstanding - diluted	3,104,334	2,810,865	3,105,602	1,998,356

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Balance Sheets

	(unaudited)
	June 30,	December 31,
	2021	2020
ASSETS

Current assets:
Cash	$1,140,631	$1,907,882
Accounts receivable, net	1,001,625	792,380
Accounts receivable, unbilled	512,075	523,522
Parts and supplies, net	60,922	79,784
Prepaid expenses and other current assets	252,661	162,166
Total current assets	2,967,914	3,465,734

Property and equipment, net	1,010,312	698,752
Right of use assets	3,832,916	2,641,005
Intangible assets, net	1,076,733	1,184,971
Goodwill	2,322,887	2,322,887
Other assets	27,284	31,284
Total assets	$11,238,046	$10,344,633

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$163,869	$141,823
Accrued compensation	458,567	271,889
Accrued expenses, other	152,370	131,685
Lease liabilities - current	606,350	518,531
Deferred revenues	942,947	996,131
Deferred compensation	100,828	100,828
Earnout liabilities - current	923,109	877,522
Accrued interest payable - current	-	5,941
Notes payable - current	-	580,638
Notes payable - related party - current	-	-
Total current liabilities	3,348,040	3,624,988

Long-term liabilities:
Notes payable - net of current portion	1,649,324	1,802,184
Lease liabilities - net of current portion	3,304,366	2,196,951
Earnout liabilities - net of current portion	643,369	1,566,478
Total long-term liabilities	5,597,059	5,565,613
Total liabilities	8,945,099	9,190,601

Stockholders’ equity:
Common stock, $0.001 par value, 25,000,000 shares authorized; 2,823,072 and 2,810,865 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	2,823	2,811
Additional paid-in capital	24,251,172	24,147,488
Accumulated deficit	(21,961,048)	(22,996,267)
Total stockholders’ equity	2,292,947	1,154,032
Total liabilities and stockholders’ equity	$11,238,046	$10,344,633

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Six Months Ended June 30,
	2021	2020

Cash flows from operating activities:
Net income/loss	$1,035,219	$(928,567)
Adjustments to reconcile net income/loss to net cash used in operating activities:
Depreciation and amortization	196,316	114,842
Bad debt expense	(11,453)	44,705
Loss on disposal of fixed assets	0	-
Parts and supplies reserve change	9,000	6,000
Amortization of deferred financing costs	51,869	65,222
Amortization of beneficial conversion option	-	11,786
Amortization of debt discount	53,333	35,555
Amortization of right of use asset	292,051	160,290
Stock issued for services	57,500	57,500
Stock options compensation	46,196	18,683
Note conversion stock issue expense	-	141,000
Warrant issue expense	-	236,761
Interest on converted debt	-	176,105
Amortization of original issue discount on notes	-	18,296
Gain on extinguishment of debt	(845,083)	(287,426)
Change in fair value of earnout liabilities	77,211	-
Changes in operating assets and liabilities:
Accounts receivable	(197,792)	804,874
Accounts receivable, unbilled	11,447	(150,846)
Parts and supplies	9,862	1,676
Prepaid expenses and other current assets	(86,495)	(53,400)
Right of use assets	(1,483,962)	-
Accounts payable and accrued expenses	229,409	(399,261)
Lease liabilities, current and long-term	1,195,234	(154,257)
Deferred compensation	-	(16,338)
Accrued interest, current and long-term	442	2,236
Deferred revenues	(53,184)	(37,723)
Total adjustments	(448,099)	796,280
Net cash provided by/(used in) operating activities	587,120	(132,287)

Cash flows from investing activities:
Cash paid to acquire business, net of cash acquired	-	(4,017,816)
Purchases of property and equipment	(399,638)	(21,927)
Net cash used in investing activities	(399,638)	(4,039,743)

Cash flows from financing activities:
Payment of earnout liabilities	(954,733)	-
Proceeds from issuance of common stock	-	3,167,500
Offering costs paid on issuance of common stock	-	(307,867)
Payment of deferred financing costs	-	(175,924)
Proceeds from notes payable	-	3,008,700
Repayment of notes payable - related parties	-	(47,728)
Net cash provided by financing activities	(954,733)	5,644,681

Net increase in cash	(767,251)	1,472,651
Cash - beginning of period	1,907,882	404,165
Cash - end of period	$1,140,631	$1,876,816

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$121,339	$85,949
Cash paid during the period for income taxes	$2,088	$-

Supplemental disclosure of non-cash financing activities:
Accrued interest notes payable converted to equity	$-	$796,074
Accrued interest notes payable related parties converted to equity	-	238,883
Discount on notes payable for beneficial conversion feature	-	320,000
Discount on notes payable for warrants	-	135,292
Notes payable converted to equity	-	3,421,063
Notes payable converted to equity - related parties	-	1,465,515
Right-of-use asset obtained in exchange for operating lease liability	1,483,962	-

Supplemental disclosure of non-cash investing activities relating to business acquisitions:
Cash	$-	$17,269
Accounts receivable	-	1,122,737
Accounts receivable, unbilled	-	276,023
Parts and supplies	-	91,396
Prepaid expenses	-	73,116
Other current assets	-	5,954
Right of use assets	-	2,885,618
Property and equipment	-	735,885
Intangible assets	-	1,361,000
Accounts payable	-	(169,289)
Accrued expenses	-	(163,168)
Lease liabilities	-	(2,947,684)
Federal and state taxes payable	-	(168,900)
Deferred revenues	-	(195,448)
Deferred tax liabilities, net	-	(149,900)
Net assets acquired in acquisition	-	2,774,609
Total goodwill acquired in acquisition	-	2,319,676
Total purchase price of acquisition	-	5,094,285
Purchase price of business acquisition financed with earnout liability	-	(889,200)
Purchase price of business acquisition financed with installment payments	-	(170,000)
Cash used in business acquisition	$-	$4,035,085